UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported) March 7, 2005

NOVADEL PHARMA INC.
(Exact Name of Registrant as Specified in Its Charter)

Delaware	001-32177	22-2407152
(State or other jurisdiction of incorporation)	(Commission File No.)	(I.R.S. Employer Identification No.)

25 Minneakoning Road
Flemington, New Jersey 08822
(Address of principal executive offices) (Zip Code)

(908) 782-3431
(Registrant’s telephone number, including area code)

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

On March 10, 2005, NovaDel Pharma Inc. (the “Company”), issued a press release to announce that Thomas E. Bonney has been appointed to its Board of Directors, bringing the total number of board members to seven. Mr. Bonney was appointed to the Board on March 10, 2005, and was also appointed as chairman of the Audit Committee. Based on Mr. Bonney’s credentials, he is financially sophisticated as defined in Section 121(b)(2)(a)(ii) of the listing standards of the American Stock Exchange and will serve as the audit committee financial expert as defined in the regulations promulgated by the Securities and Exchange Commission. The full text of the press release is set forth in Exhibit 99.1 hereto.

Item 8.01. Other Events

On March 7, 2005, the Company issued a press release to announce that it has been issued its fifth European patent for its proprietary lingual spray technology. The patent covers the Company's lingual spray technology using any of the following compounds: antihistamines, steroid hormones, non-steroidal anti-inflammatory drugs (NSAIDS), benzodiazepines, anti-depressants, alkaloids, hormones and narcotic analgesics. The Company owns five issued US patents and 27 patent applications pending in the United States, Canada and Europe. The full text of the press release is set forth in Exhibit 99.2 hereto.

Item 9.01. Financial Statements and Exhibits.

(c) Exhibits.

99.1.	Press release dated March 10, 2005, titled “NovaDel Names Thomas Bonney C.P.A. to Board.”
99.2.	Press release dated March 7, 2005, titled “NovaDel Pharma Issued Fifth European Patent for Buccal Sprays.”

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NovaDel Pharma Inc.

By:	/s/ Jean W. Frydman
Name: Jean W. Frydman
Title: Vice President and General Counsel

Date: March 11, 2005

EXHIBIT INDEX

Exhibit	Description
99.1	Press release dated March 10, 2005, titled “NovaDel Names Thomas Bonney C.P.A. to Board.”
99.2	Press release dated March 7, 2005, titled “NovaDel Pharma Issued Fifth European Patent for Buccal Sprays.”

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